SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                December 16, 1997



Commission   Registrants; State of Incorporation;       IRS Employer
File Number       Address; and Telephone Company      Identification
   No.

  1-11327         Illinova Corporation                  37-1319890
                  (an Illinois Corporation)
                  500 S. 27th Street
                  Decatur, IL  62525
                  (217) 424-6600

   1-3004         Illinois Power Company                37-0344645
                  (an Illinois Corporation)
                  500 S. 27th Street
                  Decatur, IL  62525
                  (217) 424-6600



                Total number of sequentially numbered pages is 4.




PAGE>


Item 5.  Other Events
--------------------------

Illinois Power selects PECO Nuclear to manage Clinton Power Station

Illinois Power has selected PECO Energy Company of Philadelphia, Pennsylvania to provide management services for Clinton Power Station. The new management team initially will consist of about six to eight people in key positions, including chief nuclear officer and plant manager.

Effective January 5, 1998, Walter G. MacFarland IV, vice president at PECO's Limerick Generating Station, is Illinois Power's chief nuclear officer and reports to Larry Haab.

Although a contracted team will manage the plant, Illinois Power will continue to maintain the license for Clinton Power Station's operation and retain ultimate oversight of the plant. The plant will remain staffed primarily by Illinois Power employees.

PECO operates the Limerick and Peach Bottom nuclear generating stations. Each station has two boiling water reactors, similar to the one at Clinton. Both plants have set performance records for long operating runs and short refueling outages, and both plants have currently received excellent performance ratings from the NRC and Institute of Nuclear Power Operations (INPO.)

PECO also has experienced the rebuilding process. In 1987, the NRC ordered the Peach Bottom station shut down because of operator inattention to duty. Bringing the plant back on-line took almost two years, but the turn-around was dramatic. Peach Bottom and Limerick now are recognized as among the best-performing nuclear facilities in the world.

Illinois Power believes that bringing in PECO's experienced management team is the quickest, most efficient and most effective way to get Clinton back on line and operating at a superior level.

Regulatory and Accounting Matters

For additional regulatory reform legislation discussion, see Illinova's third quarter 10-Q under "Open Access and Competition" in "Regulatory and Legal Matters" of the "Notes to Consolidated Financial Statements."

On December 16, 1997, Governor Jim Edgar signed Illinois House Bill 362. Illinova has been studying the impacts of Illinois House Bill 362 and the efforts required to return the Clinton Power Station to full operation. Management expects that these matters will result in a fourth quarter 1997 charge of up to $260 million (net of income taxes) or $3.51 per share. The amount is made up of the following items:

     Writing off generation-related regulatory and other assets of approximately $195 million (net of income taxes) due to the enactment of Illinois regulatory reform legislation.

     Accruing up to $40 million (net of income taxes) in expenses to reflect the currently estimable incremental costs necessary to achieve a return to full operation and implementation of a recovery plan at the Clinton Power Station.

     Recording operational accruals of approximately $25 million (net of income taxes).

Without the recognition of the aforementioned charges, Illinova would have expected its 1997 earnings per share to be no greater than $1.85.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                     ILLINOVA CORPORATION
                                                     (Registrant)

                                                     By/s/Leah Manning Stetzner
                                                     ---------------------------
                                                     Leah Manning Stetzner
                                                     General Counsel and
                                                     Corporate Secretary
                                                     on behalf of
                                                     Illinova Corporation


Date:    January 7, 1998



                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ILLINOIS POWER COMPANY
                                                     (Registrant)

                                                     By/s/Leah Manning Stetzner
                                                     ---------------------------
                                                     Leah Manning Stetzner
                                                     Vice President, General
                                                     Counsel, and Corporate
                                                     Secretary on behalf of
                                                     Illinois Power Company


Date:    January 7, 1998